Exhibit 99.1

Lifecore Biomedical, Inc. Receives Notice from Nasdaq Regarding Delayed Quarterly Report

CHASKA, Minn., January 12, 2024 (GLOBE NEWSWIRE) -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (the “Company”) announced today that it received a notice (“Notice”) on January 10, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) because the Company failed to timely file its Interim Report on Form 10-Q for the period ended November 29, 2023 (the “Q2 Form 10-Q”), and because the Company remains delinquent in filing its Annual Report on Form 10-K for the period ended May 28, 2023 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended August 27, 2023 (the “Q1 Form 10-Q” and, together with the Form 10-K and the Q2 Form 10-Q , the “Filings”) with the Securities and Exchange Commission.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market. On October 16, 2023, the Company submitted to Nasdaq its compliance plan (the “Compliance Plan”) with respect to the filing of the Form 10-K and Q1 Form 10-Q, which was approved by Nasdaq, granting the Company until February 12, 2024 (the “Exception Period”) to file the Form 10-K and Q1 Form 10-Q to regain compliance with the Listing Rule. In accordance with the instructions contained in the Notice, the Company plans to submit an update to the Compliance Plan on or prior to January 25, 2024 addressing its plans to file the Q2 Form 10-Q and regain compliance under the Listing Rule prior to the expiration of the Exception Period.

The Company continues to work diligently to complete the Filings and intends to file the Filings as promptly as possible to regain compliance under the Listing Rule, although there can be no assurances the Company will be able to complete the Filings and regain compliance under the Listing Rule prior to the expiration of the Exception Period.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Listing Rule, the Company’s ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the risk that the completion and filing of the Filings will take longer than expected. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K/A. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Lifecore Biomedical, Inc. Contact Information:
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com